Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
8001 Aerial Center Parkway	Fax: 919 379 4346
Post Office Box 2009	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Joel Thomas
(919) 379-4300

Pyxus International Announces New Board Members

MORRISVILLE, N.C., October 13, 2020 – Pyxus International, Inc. [OTC Pink: PYYX] (“Pyxus International” or the “Company”), a global value-added agricultural company, announced today that it has appointed Robert George, Carl Hausmann, Cynthia Moehring and Richard Topping to its Board of Directors, effective October 12, 2020. These individuals join previously announced board members Holly Kim, Partner at Glendon Capital Management L.P.; Patrick Fallon, Principal at Monarch Alternative Capital LP; and Pieter Sikkel, president and CEO of Pyxus International.

“The addition of the new members to Pyxus’ board of directors is a key milestone in its transformation strategy,” said Sikkel. “We believe this mix of directors brings proven financial and operational track records and diverse perspectives that will contribute to Pyxus’ future success, and we look forward to working with this group of proven leaders to accelerate the Company’s growth.”

George brings extensive financial and operational experience in public, private and private equity-backed diversified industrial businesses. Most recently, he served as EVP, CFO and Corporate Development for Esterline Technologies, a technology driven international manufacturer, where he played a key role in driving Esterline’s transformation from a $300 million conglomerate to a $2 billion aerospace/defense company. Prior to joining Esterline, George held various leadership positions with Zurn Industries and Elgin Electronics. He is a member of the Board of Directors of Advanced Integration Technology, LP.

Hausmann brings more than 35 years of experience in the agribusiness and food industries. He retired in June 2012 as Managing Director – Global Government & Corporate Affairs of Bunge Limited, a leading global agribusiness and food company, having spent a decade serving in executive roles with Bunge affiliates in North America and Europe. As CEO of Bunge North America, he led a team of 4,000 employees to $15 billion in sales. Prior to joining Bunge, Hausmann served as Chair and CEO of Cereol S.A., a French public company engaged in global grain trading and processing that was purchased by Bunge in 2002, and held various leadership positions with Continental Grain Company in Europe, South America, Africa and the United States. Following his retirement from Bunge, Hausmann served as a member of the Board of Directors of Pyxus International’s predecessor, then named Alliance One International, Inc., from June 2013 to August 2018.

Moehring is the founder and executive chair of the Business Integrity Leadership Initiative at the University of Arkansas – Sam M. Walton College of Business. She brings over 25 years of experience as a strategic senior executive, including 20 years at Walmart, Inc. where she served as SVP, U.S. Chief Ethics and Compliance Officer and SVP, Global Chief Ethics Officer, among other leadership positions. She has broad experience in many areas, including enterprise risk management, effective global governance practices, mergers and acquisitions, IPOs, diversity and inclusion and sustainability. While at Walmart, she led the development and rapid deployment of technology and efficiency initiatives, including blockchain and other digital tools, for over 5,000 facilities. She also developed and implemented a global ethics program and team located in 27 countries for more than 2 million employees.

Topping has four decades of experience in the tobacco industry. He has held a variety of global leadership positions throughout the supply chain, working with both tobacco leaf merchants and cigarette manufacturers. He most recently worked with Japan Tobacco International and its predecessor companies, and served as VP - Global Leaf Sourcing prior to retiring in June 2018. Topping has wide-ranging global expertise, from both the merchant and cigarette manufacturer perspective, in leaf sourcing and procurement strategies, logistics, operations and sales throughout North and South America, Europe, Asia and Africa.

About Pyxus International, Inc.

Pyxus International, Inc. is a global agricultural company with more than 145 years’ experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated expected or projected. Some of these risks and uncertainties include:

•	risks and uncertainties relating to the cases (the “Chapter 11 cases”) voluntarily commenced by the Company’s predecessor and certain of its domestic subsidiaries in June 2020 under Chapter 11 of the United States Bankruptcy Code to implement a prepackaged Chapter 11 plan of reorganization in order to effectuate a financial restructuring, which plan or reorganization, as amended, was confirmed and became effective in August 2020, including but not limited to: whether the Company’s leaf tobacco customers, farmers and other suppliers might lose confidence in Pyxus as a result of the Chapter 11 cases and may seek to establish alternative commercial relationships, whether, as a result of the Chapter 11 cases, foreign lenders that have provided short-term operating credit lines to fund leaf tobacco operations at the local level may lose confidence in Pyxus and cease to provide such funding, and uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern;

•

risk and uncertainties related to the Company’s leaf tobacco operations, including changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, changes in relevant capital markets affecting the terms and availability of short-term seasonal financing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, changes in tax laws and regulations or the interpretation of tax laws and regulations, resolution of tax matters, adverse weather conditions, the impact of disasters or other unusual events affecting international commerce, and changes in costs incurred in supplying products and related services;

•

risks and uncertainties related to the COVID-19 pandemic, including possible delays in shipments of leaf tobacco, including from the closure or restricted activities at ports or other channels, disruptions to the Company’s operations or the operations of suppliers and customers resulting from restrictions on the ability of employees and others in the supply chain to travel and work, border closures, determinations by Pyxus or shippers to temporarily suspend operations in affected areas, whether the Company’s operations that have been classified as “essential” under various governmental orders restricting business activities will continue to be so classified or, even if so classified, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations at any of our facilities to be halted for some period of time, negative consumer purchasing behavior with respect to the Company’s products or the products of its leaf tobacco customers during periods of government mandates restricting activities imposed in response to the COVID-19 pandemic, and the extent to which the impact of the COVID-19 pandemic on the Company’s operations and the demand for its products may not coincide with impacts experienced in the United States due to the international scope of its operations, including in emerging markets that have only recently experienced COVID-19 outbreaks; and

•

risks and uncertainties related to the Company’s business lines in its FIGR Brands division, including with respect to the impact of regulation associated with these business lines, including the risk of obtaining anticipated regulatory approvals for cannabis products in Canada and for nicotine e-liquids products in the United States, uncertainties regarding the regulation of the production and distribution of industrial hemp products and continued compliance with applicable regulatory requirements, uncertainties with respect to the development of the industries and markets of the new business lines, consumer acceptance of products offered by the new business lines, uncertainties with respect to the timing and extent of geographic and product-line expansion, the impact of increasing competition in the new business lines, uncertainties regarding the viability of facilities expansions, the possibility of delays in the completion of facilities expansions and uncertainties regarding the potential production yields of new or expanded facilities, as well as the progress of legalization of cannabis for medicinal and adult recreational uses in other jurisdictions.

Additional factors with respect to risks and uncertainties with respect to an investment in the common stock of Pyxus International, Inc. can be found in the Annual Report on Form 10-K for the period ended March 31, 2020 of its predecessor, Old Holdco, Inc. (formerly named Pyxus International, Inc.), and its other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov). Pyxus International does not undertake to update any forward-looking statements made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based, except as required by law.